EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of FactSet Research Systems Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Maurizio Nicolelli and Rachel R. Stern and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as Directors of the Corporation, a registration statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Common Stock, par value $0.01, of the Corporation and other securities pursuant to the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated and the FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ F. PHILIP SNOW
F. Philip Snow	Chief Executive Officer, and Director (Principal Executive Officer)	January 12, 2018

/s/ MAURIZIO NICOLELLI
Maurizio Nicolelli	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 12, 2018

/s/ MATTHEW J. MCNULTY
Matthew J. McNulty	Vice President and Controller (Principal Accounting Officer)	January 12, 2018

/s/ PHILIP A. HADLEY
Philip A. Hadley	Chairman and Director	January 12, 2018

/s/ ROBIN A. ABRAMS
Robin A. Abrams	Director	January 12, 2018

/s/ SCOTT A. BILLEADEAU
Scott A. Billeadeau	Director	January 12, 2018

/s/ MALCOLM FRANK
Malcolm Frank	Director	January 12, 2018

/s/ SHEILA B. JORDAN
Sheila B. Jordan	Director	January 12, 2018

/s/ JAMES J. MCGONIGLE
James J. McGonigle	Director	January 12, 2018

/s/ LAURIE SIEGEL
Laurie Siegel	Director	January 12, 2018

/s/ JOSEPH R. ZIMMEL
Joseph R. Zimmel	Director	January 12, 2018